UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Privileged & Confidential

ExxonMobil Files Definitive Proxy Urging Shareholders to Support Director Candidates

Today we issued our definitive proxy statement for this year’s Annual Meeting of Shareholders, to be held on May 26. Through the proxy, we’re asking shareholders to support our board of director nominees as well as other proposals of importance to the company.

This year, Engine No. 1, a newly-formed hedge fund with a very small ownership position in ExxonMobil, nominated four directors to oppose four of our director nominees. Engine No. 1 is also urging the company to take other initiatives, including deep spending cuts beyond those we’ve carefully made to improve competitiveness, respond to the pandemic’s impact and preserve the value of our industry-leading portfolio. While the company will continue to drive efficiencies and lower costs, Engine No. 1’s plan would jeopardize our ability to grow earnings and cash to fund the dividend and invest in future projects, including emission-reduction technologies to address the risks of climate change.

In short, their plan would put our long-term value and business strategy at risk.

Our board affairs committee met and considered the qualifications, skill sets and experience of all director candidates – including those of Engine No. 1. The committee found that none of the Engine No. 1 candidates has the global experience, leadership qualifications and skill sets required for a company of ExxonMobil’s size and scope as we navigate the highly complex energy transition.

ExxonMobil’s 12 director nominees, 11 of whom are independent, have experience leading some of the world’s largest, most complex and successful companies, and also possess a wide range of backgrounds, knowledge and skills relevant to our business and critical to the company’s success. Three new independent directors were appointed earlier this year, further enhancing expertise in capital allocation across industries, energy transition and environmental, social and governance (ESG) practices. They also bring additional experience helping companies navigate complex transitions while building value for shareholders.

Over the next two months, ExxonMobil will be communicating with shareholders about the importance of supporting our director nominees. Employees who own ExxonMobil shares will receive these communications, which will include important background information as well as instructions on how to vote, using the BLUE proxy card, to support ExxonMobil’s board nominees.

Shareholder employees may also receive communications from Engine No. 1, including a white proxy card. We urge you to vote using ExxonMobil’s BLUE proxy card and discard any white cards received.

To learn more about our board of directors and how shareholders can vote at the annual meeting, please visit www.xomdrivingvalue.com, where you can sign up for updates.

Privileged & Confidential

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.